EX-10.a


                      COAL TRANSLOADING AGREEMENT
                            By and Between
                       INTERSTATE POWER COMPANY
                                  and
                  ORBA-JOHNSON TRANSSHIPMENT COMPANY

                           December 20, 1995
                        Effective May 31, 1996




                      COAL TRANSLOADING AGREEMENT

                           Table of Contents


ARTICLE

I.     DUTIES OF OJT: SCOPE

          1.1  Compliance
          1.2  Operating Capabilities
          l.3  Limitations
          1.4  Weights

II.    DUTIES OF INTERSTATE

          2.1  General Duties
          2.2  Shipping Estimate
          2.3  Minimum Tonnage
          2.4  Responsibility for Interstate Coal
          2.5  Consistent Delivery and Pickup
          2.6  Equipment

III.   COMPENSATION: PAYMENT TERMS

          3.1  Schedule of Payments
          3.2  Harbor and Fleeting Service
          3.3  Excess Storage
          3.4  Reconciliation and Verification
          3.5  Third Party Contracts
          3.6  Escalation
          3.7  Barge and Train Weights
          3.8  Train Storage
          3.9  Winter Storage
          3.10 Other Storage
          3.11 Shipping Season
          3.12 Remaining Coal

IV.    INDEMNITIES

          4.1  Indemnification by OJT
          4.2  Indemnification by Interstate
          4.3  Application of Available Insurance; Waiver of
                    Subrogation

V.     TERM & TERMINATION

          5.1  Term
          5.2  Extended Term
          5.3  Termination

VI.    DEFAULTS

          6.1  Events of Default
          6.2  Remedies

VII.   INSURANCE

          7.1  OJT Coverages

VIII.  FORCE MAJEURE

IX.    RESOLUTION OF DISPUTES: ARBITRATION

X.     REPRESENTATIONS AND WARRANTIES

          10.1 Interstate Representation
          10.2 OJT Representation

XI.    MISCELLANEOUS

          11.1 Delays
          11.2 Notices
          11.3 Entire Subject Matter
          11.4 Governing Law
          11.5 Binding Nature
          11.6 Assignment
          11.7 Representatives of Parties
          11.8 Article and Section Headings

FORMULA

EXAMPLE 1

EXAMPLE 2


                     COAL TRANSSHIPMENT AGREEMENT

       THIS COAL TRANSSHIPMENT AGREEMENT, made on this 20 day of December, 1995, and effective as of May 31, 1996, (this "Agreement") by and between

       INTERSTATE POWER COMPANY, a Delaware corporation, having its principal office at 1000 Main Street, Dubuque, Iowa 52004
("Interstate"); and

       ORBA-JOHNSON TRANSSHIPMENT COMPANY, an Iowa joint venture having addresses c/o ORBA CORPORATION, P. O. Box 369, Alvin, Texas 77512-0369, and c/o JOHNSON BROS. CORPORATION, P. O. Box 1002, Litchfield,
Minnesota 55355 ("OJT").


                         W I T N E S S E T H:

       WHEREAS, Interstate wishes to enter into an agreement with ORBA-JOHNSON TRANSSHIPMENT CO. "OJT") for the transloading of Interstate coal thru the OJT terminal on the right descending bank of the Mississippi River at River Mile 371, north of Keokuk, Iowa, (the
"Facility"); and

       WHEREAS, OJT is a joint venture formed pursuant to a Partnership Agreement, dated as of October 3, 1979, between ORBA TRANSSHIPMENT CORPORATION OF IOWA, an Iowa corporation, which is a wholly-owned subsidiary of ORBA CORPORATION ("ORBA"), and JOHNSON BROS. TRANSSHIPMENT CORPORATION OF IOWA, an Iowa corporation, which is a wholly-owned subsidiary of JOHNSON BROS. CORPORATION ("JBC"); and

       WHEREAS, Interstate wishes to designate and to engage OJT for the receiving, storage and transshipment of coal, ("Interstate Coal"), and OJT is willing to so engage itself and the Facility, all on the terms hereinafter set forth; and

       NOW THEREFORE, in consideration of the premises, and of the mutual covenants and agreements of the parties set forth herein, the parties hereto agree as follows:


ARTICLE I

                         DUTIES OF OJT: SCOPE

1.1    Compliance
       OJT will comply in all material respects with applicable laws, ordinances, rules and regulations of any court or other governmental authority having jurisdiction.

1.2    Operating Capabilities
       During the term of this Agreement, OJT will:
       a. Provide sufficient personnel and equipment to properly man and operate the Facility in accordance herewith;
       b. Unload railcars, store the coal and load barges in accordance with sound and customary practice in the industry.
       c. Operate the Facility on a 24 hour demand schedule; i.e., unload trains upon arrival and load barges on a schedule to minimize barge delays.
       d. Operate the Facility so that each unit train is unloaded during the allowable 4.5 hours of free time, unless exempted by force majeure conditions.

1.3    Limitations
       Notwithstanding any other provisions hereof, OJT shall have no liability or obligation to Interstate, and OJT shall not be deemed in default hereunder, with respect to any of the following matters:
       a. Any operating or other problems, delays, costs or expenses incurred by Interstate due to Force Majeure conditions, or due to the tender of coal by Interstate or any other party in excess of the Shipping Estimate or the reasonable receiving, storage or loading capacities of the Facility;
       b. Any loss, cost, expense or damage arising out of or attributable to operational requests or directives of Interstate or of any railroad or barge line serving the Facility other than as contemplated hereby;
       c. Any loss, cost, expense or damage to the Facility or any property of Interstate except (i) to the extent otherwise provided by the insurance described in Article VII hereof, and (ii) those matters as to which OJT has indemnified Interstate pursuant to Section 4.1 hereof;
       d. Any incidental, special or consequential damages of any nature whatsoever incurred by Interstate or any other person or entity;
       e. Demurrage, delay charges, or any consequential costs associated with transportation delays.
       f. Inventory losses or gains due to wind, erosion, water or for any other reasons.

1.4    Weights
       OJT plans on using the existing scale system for weights for loaded barges. In the event of a breakdown, OJT will use its best efforts to fix the scales as soon as possible and, in the meantime, will use calculated weights based on each barge characteristics.


ARTICLE II

                         DUTIES OF INTERSTATE

2.1    General Duties
       During the Term of this Agreement, Interstate will cooperate with OJT in the performance of its duties under this Agreement, and in any event shall:
       (a) Provide OJT with reasonably current reports of the scheduled arrival of trains and barges used for Interstate Coal;
       (b) Make the payments in the manner required by Article III hereof;
       (c) Obtain all required approvals or authorizations, if any, of any governmental authority for the execution, delivery and performance of this Agreement.
       (d)  Cause certification of each train weight.

2.2    Shipping Estimate
       On or before March 1, 1996, and November 1st of each year during the Term, Interstate shall submit to OJT its written estimate of the anticipated number of tons of Interstate Coal to be delivered to and loaded out from the Facility, but not less than 500,000 tons, forecast on a monthly basis for the succeeding year (herein referred to as the "Shipping Estimate"). Interstate may revise the Shipping Estimate as frequently as required, and shall promptly notify OJT of such revisions.

2.3    Minimum Tonnage
       Interstate agrees that during the Term hereof, it shall pay for the transshipment of no less than 500,000 tons annually of Interstate Coal (the "Minimum Annual Interstate Tonnage") through the Facility. Failure to transship all or any part of such Minimum Interstate Tonnage shall not under any circumstances relieve Interstate of the obligation to make the payments required by Article III hereof, which shall be computed and paid as if the Minimum Interstate Tonnage had been transshipped through the Facility, except for the 1996 fiscal year for which the Minimum Interstate Tonnage will be the coal actually transshipped from May 31, 1996 through December 31, 1996, and the payment obligations of Interstate under Article III shall be absolute and unconditional and shall not be subject to any abatement, diminution, setoff, counterclaim, recoupment, agreement, defense, suspension, deferment, interruption, or other right which Interstate may have against OJT or any other person or entity for any reason whatsoever, including, without limitation, (a) any damage to, destruction, theft or loss of the Facility or any portion thereof,(b) any event of Force Majeure,
       (c) breach of any warranty of any seller or manufacturer of the Facility, or any component thereof, (d) the physical failure of the Facility, or any component thereof due to inadequacy, condemnation, confiscation or public requisition of the Facility or any portion thereof, (e) any claim as a result of business dealings between OJT and Interstate, (f) any circumstance which might give rise to a claim by Interstate of commercial frustration, or (g) any insolvency, bankruptcy, reorganization or similar proceedings by or against Interstate.

2.4    Responsibility for Interstate Coal
       Interstate is responsible for and owner of the Interstate Coal and shall be liable for any costs or charges due to its ownership thereof, including all taxes.

2.5    Consistent Delivery and Pickup
       Interstate shall be responsible for reasonably consistent deliveries and pickups. "Reasonably consistent" shall mean 75% to 125% of the annual Shipping Estimate as projected on a monthly basis.

2.6    Equipment
       a. Rail equipment shall be rotary dump cars of a weight and size consistent with OJT's existing capabilities as of January 1, 1995.
       b. Barge equipment shall be standard jumbo hopper barges with a nominal capacity of 1400 tons for rake barges and 1600 tons for box barges and shall be seaworthy when brought to the OJT dock. OJT reserves the right to not load any barge that it deems to be unseaworthy at no cost to OJT for recycling the barge.
       c. No train delivered to OJT shall have more than 117 cars and (3 engines and 1 caboose) or (4 engines).
       d. OJT shall be indemnified by Interstate from any damage to transportation equipment or personnel in accordance with
            Section 4.2 hereof.


ARTICLE III

                      COMPENSATION: PAYMENT TERMS

3.1    Schedule of Payments (See attached Formula)
       a. The fee will be $2.25 per transshipped ton plus Harbor and Fleeting Service (as described in Section 3.2), and escalation (as described in Section 3.6).
       b.   Interstate will pay OJT per the attached Formula, subject
            to the reconciliation as described in Section 3.4.
       c.   Transshipped tons are defined as: Tonnage received plus
            tonnage shipped, the sum of which is divided by two (2).

3.2    Harbor and Fleeting Service
       Interstate shall pay to OJT the cost for Harbor and Fleeting Service at OJT as contracted for and provided and invoiced to and by OJT, subject to the Harbor and Fleeting Service Contract attached.

3.3    Excess Storage
       Interstate shall pay to OJT $0.10/ton per month for any coal storage in excess of 150,000 tons. The tonnage shall be calculated on the highest tonnage in the month in which the tonnage is in excess of 150,000 tons.

3.4    Reconciliation and Verification
       At the end of each calendar year, OJT shall verify the actual transshipped tonnage and reimburse Interstate for over-payment or invoice Interstate for under-payment. The verification will be complete and submitted by December 31 of the current calendar year. Interstate, upon proper notification, may perform an audit of the reconciliation.

3.5    Third Party Contracts
       To the extent that Interstate enters into contracts with third parties that affect OJT's operations and/or costs to transship coal, the unit price for each transshipped ton will be adjusted accordingly.

3.6    Escalation
       a. Escalation in the cost per ton shall be calculated in December of each year and will be based on the increase in the Producer Price Index (all commodities) from December, 1994. The Producer Price Index (all commodities) in December 1994 was 121.9.
       b. The index will be calculated annually in December and escalation will be based on the December, 1994 publication of the Producer Price Index (all commodities).
       c. If the December publication is not available prior to invoicing, the adjustment will be made as soon as the publication is available and will be invoiced on the next billing.

3.7    Barge and Train Weights
       Interstate, or its agents, shall furnish to OJT, in writing, the weight of each train loaded and OJT shall furnish to Interstate, in writing, the weight of each barge loaded.

3.8    Train Storage
       If train storage is available and Interstate desires to use it, Interstate shall pay OJT $1.00 per day per car for car storage on OJT property.

3.9    Winter Storage
       Interstate shall pay OJT $0.01 per ton per day for coal left on the ground at OJT from the end of the shipping season to the beginning of the next shipping season. However, Interstate will not be obligated for payment of the winter storage charges beyond March 15th of any year if on or after March 15th force majeure conditions exist that prevent the loading of coal into barges.

3.10   Other Services
       Interstate shall pay OJT for other services requested by Interstate and agreed to by OJT at a rate equal to OJT's cost plus 10%.

3.11   Shipping Season
       The shipping season is nominally defined as March 15th through November 15th.

3.12   Remaining Coal
       Coal on the ground at the beginning of this Agreement (May 31, 1996) will be invoiced at one-half (1/2) of the transloading rates as referred to in Section 3.1 (see Example 2).


ARTICLE IV

                              INDEMNITIES

4.1    Indemnification by OJT
       OJT hereby agrees to indemnify Interstate, its directors, officers, employees and agents from and against any and all claims, damages, demands, expenses, liabilities and losses of every kind, character and nature (other than incidental, special or consequential damages) asserted by or on behalf of any person, firm, corporation or governmental authority arising out of or resulting from the acts or omissions of OJT in breach or violation of the provisions of this Agreement, or on account of the willful misconduct or gross negligence of OJT. OJT also covenants and agrees at no expense to Interstate to indemnify and save Interstate and such of its related persons harmless of, from, and against all costs and expenses (including reasonable counsel fees) incurred in investigating or defending against any such claims and demands, including those arising in any proceeding or action. In the event that any such claims or demands are asserted against Interstate or any of its related persons, Interstate shall give notice thereof to OJT within twenty (20) days thereafter, and OJT shall thereupon have the right and option to assume (and at the request of Interstate shall assume) the defense of any such claim or demands, including the right to compromise and settle the matter on such basis as it shall deem appropriate. Interstate and its counsel may, at the option of Interstate, participate in the defense, compromise and settlement of such claims or demands as to which OJT has assumed the defense, provided that Interstate shall bear the costs and expenses relating to such participation. Notwithstanding the foregoing, OJT shall not be required to indemnify and save Interstate and such of its related persons harmless with respect to any such claims, losses and the like otherwise described in this section 4.1 (i) arising out of any willful or negligent acts or omissions of Interstate or any of such of its related persons, (ii) to the extent that such claims or losses exceed the amount of the insurance proceeds available therefor from the insurance to be procured and maintained by OJT, as set forth in Section 7.1 hereof, or (iii) as to which Interstate is obligated to indemnify OJT pursuant to Section 4.2 hereof.

4.2    Indemnification by Interstate
       Interstate, for and on behalf of itself and its insurers, successors and assigns, hereby covenants and agrees, at no expense to OJT or the other indemnified parties set forth below, to indemnify and save OJT, its joint venture participants, ORBA and JBC, and the respective officers, directors, employees and agents of any of them, of, from and against, any and all claims, damages, demands, expenses, liabilities and losses of every kind, character and nature (other than incidental, special or consequential damages) asserted by or on behalf of any person, firm, corporation or governmental authority arising out of, or resulting from any (i) acts or omissions by railroad, barge line or other transportation personnel or equipment, (ii) acts or omissions of Interstate in breach of its obligations hereunder, or (iii) the willful misconduct or gross negligence of Interstate. Interstate also covenants and agrees to indemnify and save OJT, and any other indemnified party set forth above, harmless of, from and against all costs and expenses (including reasonable counsel fees) incurred in investigating or defending against any such claims and demands, including those arising in any proceeding or action. In the event that any such claims or demands are made against OJT or any of such other persons, the persons claiming indemnity shall give notice thereof to Interstate within twenty (20) days thereafter, and Interstate shall thereupon have the right and option to assume (and at the request of the indemnified party shall assume) the defense of any such claims, demands, action or proceeding based upon or arising out of any such claim or demand. The obligations of Interstate to OJT hereunder shall not extend to any claims, damages, demands, expenses, liabilities or losses of any kind for which OJT is obligated to indemnify Interstate or its related persons pursuant to Section 4.1 hereof.

4.3    Application of Available Insurance: Waiver of Subrogation
       The obligations of the parties to provide the indemnification set forth above shall be reduced to the extent that (or, in the case of OJT limited to) proceeds received under any insurance policies to cover any loss, cost or expense of any indemnified party. Each party waives for itself and any insurer engaged by it, any rights of subrogation whatsoever.


ARTICLE V

                          TERM & TERMINATION

5.1    Term
       The term of this agreement shall be from May 31, 1996 to December 31, 1998, (the "Term").

5.2    Extended Term
       The Term may be extended for five (5) years, at a price mutually agreed upon, in writing, by Interstate and OJT. In any event, Interstate will notify OJT not less than twelve (12) months prior to the end of the Term of its intention to extend or not extend, as the case may be.

5.3    Termination
       This Agreement may not be terminated prior to December 31, 1998 without the prior written approval of both parties.


ARTICLE VI

                               DEFAULTS

6.1    Events of Default
       Any one of the following occurrences shall be an "Event of Default" hereunder:
       (a)  Either party shall:
            (i) Consent to the appointment of a receiver, trustee or a liquidator of itself or of a substantial part of its property, or admit in writing its inability to pay its debts generally as they come due, or shall make a general assignment for the benefit of creditors; or
            (ii) File a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorgani-zation in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against it in any such proceeding or, by voluntary petition, answer or consent, seek relief under the provisions of any other now-existing or future bankruptcy or other similar law (other than a law which does not provide for or permit the readjustment or alteration of its obligations hereunder) providing for an agreement, composition, extension or adjustment with its creditors; or
            (iii) Suffer the entry of an order, judgment or decree in any proceeding by any court of competent jurisdiction appointing, without its consent, a receiver, trustee or liquidator of such party or of any substantial part of its property, which shall remain in force undismissed, unstayed or unvacated for a period of ninety (90) days after the date of entry thereof; or
            (iv) Permit a petition against it in a proceeding under the Federal bankruptcy laws or other insolvency laws to be filed and not withdrawn or dismissed within sixty (60) days thereafter or, permit any court of competent jurisdiction to assume jurisdiction, custody or control of such party or of any substantial part of its property, which jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of sixty (60) days; or
       (b)  Interstate shall fail to make any payment required by
            Section 3.1 (a) on the date such payment shall become due;
            or
       (c) Interstate shall fail to make any other payments required by Article III with in ten (10) days after the same shall become due; or
       (d) Except as provided in Section 6.1 (e) and provided that such failure is not due to Force Majeure cause, either party is in default in the performance of any other material covenant, agreement or undertaking to be performed by it pursuant to this Agreement, and such default shall continue for a period of thirty (30) days after notice thereof from the other party (or, if such default is not susceptible of being cured within thirty (30) days, such longer period as shall be required to cure the same through diligent effort, so long as the defaulting party is in good faith exercising diligent efforts to cure the same); or
       (e) OJT shall fail promptly to transship any Interstate Coal tendered pursuant and subject to the terms and provisions of this Agreement for transshipment, or shall fail to load out any Interstate Coal requested by Interstate from the Facility, provided that any such failure is not due to Force Majeure cause, or that any such failure is not cured by OJT within forty-five (45) days of notice of such failure by Interstate to OJT.

6.2    Remedies
       (a) Upon the occurrence of an Event of Default on the part of Interstate, and so long as the same shall be continuing, OJT shall, at its option, be excused from performance of any of its obligations hereunder, and may, at its option, declare this Agreement to be in default, and at any time after such declaration, so long as Interstate shall not have remedied all such outstanding Events of Default, OJT may do any one or more of the following:
            (i)     terminate this Agreement;
            (ii) exercise any other legal or equitable right or remedy which may be available to it or proceed by appropriate arbitration or court action to enforce the terms hereof or to recover damages for the breach hereof.
       (b) Upon the occurrence of an Event of Default on the part of OJT, and so long as the same shall be continuing, Interstate may, at its option, declare this Agreement to be in default, and at any time thereafter, so long as OJT shall not have remedied all such outstanding Events of Default, Interstate may do any one or more of the following:
            (i) with respect to defaults under Section 6.1 (a), terminate this Agreement.
            (ii) with respect to all defaults, including defaults under Section 6.1 (e), exercise any legal right or remedy which may be available to it (other than termination of this Agreement or failure or refusal to make the payments required hereunder or otherwise to carry out its obligations hereunder) or proceed by appropriate arbitration or court action to enforce the terms hereof, or to recover damages for the breach hereof;
            (iii) with respect to any defaults under Section 6.1 (e) (but only after all applicable cure and grace periods have expired), upon written notice to OJT given after such cure and grace periods have expired, terminate this Agreement effective as of a date no earlier than three (3) months from the date of such notice (which date of termination may be extended by Interstate from time to time by written notice to OJT).
       (c) Except as otherwise expressly provided above, no remedy referred to in this Article is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available at law or in equity, including without limitation the right to enforce the terms hereof or to recover damages for breach of any terms hereof; and the exercise or beginning of exercise of any one or more of such remedies shall not preclude the simultaneous or later exercise of any or all such other remedies. No express or implied waiver of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.
       (d) Notwithstanding any other provision of this Agreement, neither party shall be liable for any incidental, special or consequential damages arising out of or relating to this Agreement for any reason whatsoever.


ARTICLE VII

                               INSURANCE

7.1    OJT Coverages
       OJT shall furnish to Interstate certificates of insurance
       evidencing the following coverages:
       Worker's Compensation &               Statutory
            Employers Liability              $  100,000
       General Liability                     $  500,000 BI
                                             $  500,000 PD
       Umbrella Liability                    $1,000,000


ARTICLE VIII

                             FORCE MAJEURE

       As used herein, the term "Force Majeure" shall include an Act of God, strike, lock-out or other labor dispute, act of the public enemy, war declared or undeclared, riot, insurrection, civil commotion, lightning, fire, storm, flood, earthquake, insured or uninsured casualty, condemnation of all or any part of the Facility, embargo, inability to obtain or delay in obtaining governmental approvals, permits, licenses or allocations, fuel or power shortages and rationing, lack of available coal to ship, legal impediments to the transportation or storage of coal or the use or operation of the Facility, any inability or failure to the Facility to transship coal within its designed capacity because of faulty design, construction, manufacture, erection or materials, or otherwise, lack of available trains, hopper cars, river barges or tugs, equipment failures of any kind, and other like or similar occurrences, whether of the kind specifically enumerated above or otherwise, which like or similar occurrences are not reasonably within the control of the party claiming Force Majeure.


ARTICLE IX

                  RESOLUTION OF DISPUTES: ARBITRATION

       (a) The parties hereto shall attempt in good faith to negotiate between themselves a settlement or resolution of any dispute which may arise under this Agreement. If no such settlement or resolution is reached within sixty (60) days after the existence of a dispute, such dispute shall be submitted to arbitration in the following manner: Either party hereto may request arbitration by delivery of written notice to the other party, and within fifteen (15) days after delivery of such notice each party shall appoint one arbitrator, and the two arbitrators so appointed shall appoint a third arbitrator. If either party shall fail to appoint an arbitrator, or if their respective arbitrators shall be unable to agree upon a third arbitrator, the arbitrator or arbitrators not so appointed shall be appointed by the American Arbitration Association
       (b) All arbitrations hereunder shall be held in Chicago, Illinois, under the rules of the American Arbitration Association in effect at the time, although such proceedings need not be conducted under the auspices of the Association. The parties agree that there shall be no suspension of work nor of payment when any such arbitrable dispute arises, or while it is subject to arbitration.
       (c) The award of any two of the arbitrators shall be final and binding upon the parties, and a decree or judgment on the award may be entered in any court having jurisdiction thereof.
       (d) Notwithstanding the foregoing, all matters involving disputes as to financial or accounting matters shall be submitted to a panel of three accountants who are members of accounting firms of recognized national standing, and who shall be selected as provided above.


ARTICLE X
                    REPRESENTATIONS AND WARRANTIES

10.1   Interstate Representation
       Interstate hereby represents and warrants to OJT, which representations shall survive the execution and delivery of this Agreement, as follows:
       (a) Interstate has full power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement, and the performance thereof, has been authorized by all corporate action required on the part of Interstate.
       (b) The execution, delivery and performance of this Agreement on the part of Interstate has received whatever consents, approvals and other authorizations as may be required from any governmental authority pursuant to existing law, and Interstate has received opinions of counsel to such effect.
       (c) The execution, delivery and performance of this Agreement on the part of Interstate will not conflict with any provision of any indenture, agreement or other instrument to which Interstate is a party or by which it or its properties are bound.

10.2   OJT Representations
       OJT hereby represents and warrants to Interstate, which representations and warranties shall survive the execution and delivery of this Agreement, as follows:
       (a) OJT has full power and authority to enter into this agreement and to perform its obligations hereunder. The execution and delivery of this Agreement, and the performance thereof, has been authorized by all corporate and other action required on the part of OJT.


ARTICLE XI

                             MISCELLANEOUS

11.1   Delays
       Neither party hereto shall be liable for any delay or default with respect to performance of its obligations hereunder occasioned by any Force Majeure condition or occurrence, and the time for performance in any such instance shall be extended for a period equal to the delay caused by such condition or occurrence, provided that except as provided in Section 6.2
       (b)(iii) hereof, neither the occurrence of any Force Majeure condition nor any other event of any sort shall relieve Interstate of its obligations to pay when due the charges payable pursuant to Article III. Promptly after a party becomes aware of any Force Majeure condition, such party shall give written notice thereof, specifying the nature and probable duration of such condition and the resultant delay.

11.2   Notices
       All notices and instruction permitted to be given or required hereunder shall be deemed sufficiently given if delivered in person or mailed by Registered or Certified Mail, postage prepaid; or sent via facsimile, receipt acknowledged, as follows:
            (a)     If to OJT:
                    TO:  Orba-Johnson Transshipment Company
                         P. O. Box 788
                         Keokuk, IA 52632
                         Attention: General Manager
                         Facsimile: (319)524-6843

            (b)     If to Interstate:
                    TO:  Interstate Power Company
                         P. O. Box 769
                         Dubuque, IA 52004-0769
                         Attention: President
                         Facsimile: (319)557-2265

       Either party may change the address for sending of notices by giving notice in compliance herewith.

11.3   Entire Subject Matter
       This Agreement, together with the appendices, schedules and examples referred to herein, contains the entire agreement of the parties hereto with respect to the subject matter hereof and may not be altered or amended except by an instrument in writing executed by all of the parties hereto. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and which, together, shall constitute one and the same instrument.

11.4   Governing Law
       This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa applicable to agreements made and to be performed in such state.

11.5   Binding Nature
       This Agreement shall be binding upon and subject to the provisions of Section 11.6, and shall inure to the benefit of Interstate and OJT and their respective successors, assigns, receivers and other representatives.

11.6   Assignment
       (a) Neither party shall have the right to assign any of its rights, duties or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. Either party may, however, upon thirty (30) days' prior written notice, assign this Agreement to any other firm or corporation controlling, controlled by or under common control with it, but such assignment shall not relieve the assignor from liability hereunder. In no event shall this Section prohibit OJT's ability to sell or transfer all or a part of its interest in the Facility provided the purchaser or transferee agrees to assume OJT's obligations under this Agreement.

11.7   Representatives of Parties
       (a) Interstate hereby designates Ed Jertson as project manager with respect to the Facility. OJT shall be entitled to deal with such project manager as the duly authorized representative of Interstate with respect to all actions to be taken by Interstate. Interstate reserves the right to change the designation of the project manager from time to time upon advance written notice to OJT.
       (b) OJT hereby designates Breen Turley as project manager with respect to the Facility. Interstate shall be entitled to deal with such project manager as the duly authorized representative of OJT with respect to all actions to be taken by OJT. OJT reserves the right to change the designation of project manager from time to time upon advance written notice to Interstate.

11.8   Article and Section Headings
       The use of Article and Section headings herein is merely for convenience of reference and shall not be construed to limit, broaden or affect the meaning of the provisions contained in each paragraph. The illegality or invalidity of any provisions of this Agreement shall not impair, affect or invalidate the other provisions of this Agreement.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by one of their duly authorized officers, effective as of the date first above written.

Executed in the presence of:       INTERSTATE POWER COMPANY

/s/ J. C. McGowan                  By   /s/ Dale R. Sharp
Date:  12/18/95                         V.P. Power Production




                                   ORBA-JOHNSON TRANSSHIPMENT COMPANY
                                   By ORBA Transshipment Corporation
                                        of Iowa, a Partner

/s/ W. Breen Turley                By   /s/ Jeffry D. Love
Date:  12/20/95                         V.P.



                                   By   Johnson Bros. Transshipment
                                        Corporation of Iowa, Partner

/s/ W. Breen Turley                By   /s/ Walter D. Johnson
Date:  12/20/95                         Pres.




FORMULA

Invoicing will be monthly beginning on January 1 and ending on September 1.

The invoice amount will be the resultant of the Annual Shipping
Estimate Tonnage divided by 9 (months) times the effective rates per ton as set out in Article III and shown in Example 1.

Adjustments for variations between actual and projected tonnage will be resolved by December 31st of the current fiscal year.

OJT may request in writing an extension of the adjustment time not later than December 1. Interstate may not unreasonably delay or withhold its approval.


EXAMPLE 1

ANNUAL SHIPPING ESTIMATE x 1.0125            550,000 Tons
TIMES                                                   X
1/2 MOISTURE FACTOR                                1.0125
TIMES                                                   X
BASE RATE                                              $2.25/Ton
TIMES                                                   X
ESCALATION
PRODUCER PRICE INDEX (all commodities)           125.5
 (December, 1995)
DIVIDED BY                                         /
PRODUCER PRICE INDEX (all commodities)           121.9
 (December, 1994)
EQUALS                                                  =
SUBTOTAL
$1,289,971.93
PLUS                                                    +
HARBOR SERVICE RATE                               $0.259/Ton
TIMES                                                   X
ANNUAL SHIPPING ESTIMATE                     550,000
TIMES                                                   X
1/2 MOISTURE FACTOR                                1.0125
EQUALS                                                  =
SUBTOTAL                                                    $
144,230.63
TOTAL
$1,434,202.56
DIVIDED BY                                         /
9 MONTHS                                                9
EQUALS                                                  =
ACTUAL MONTHLY INVOICE                                 $  159,355.84
1.     55O,OOO is the projected tonnage for 1996.
2.     Harbor Service ($0.259) is the average cost as bid by the Harbor
       Service.
3.     The Producer Price Index (all commodities) was 121.9 in
       December, 1994, and projected Producer Price Index (all commodities) for December, 1995, is an estimate.


EXAMPLE 2

COAL AT OJT ON 5-31-96                        50,000 Tons
TIMES                                                   X
1/2 MOISTURE FACTOR                                1.0125
TIMES                                                   X
BASE RATE                                              $2.25/Ton
TIMES                                                   X
PRODUCER PRICE INDEX (all commodities)           125.5
 (December, 1995)
DIVIDED BY                                         /
PRODUCER PRICE INDEX (all commodities)           121.9
 (December, 1994)
EQUALS                                                  =
SUBTOTAL                                                    $
117,270.18
PLUS                                                    +
HARBOR SERVICE RATE                               $0.259/Ton
TIMES                                                   X
ANNUAL SHIPPING ESTIMATE                      50,000
TIMES                                                   X
1/2 MOISTURE FACTOR                                1.0125
EQUALS                                                  =
HARBOR SERVICE CHARGES                                 $   13,111.88
SUBTOTAL                                                    $
130,382.06
DIVIDED BY                                         /
TWO                                                     2
ACTUAL CHARGES FOR REMAINING COAL                      $   65,191.03

1.     5O,OOO is an estimate.
2.     Harbor Service is the average cost as bid.
3. The Producer Price Index (all commodities) of 124.0 is an estimate.